UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under 240.14a-12
Tandem Diabetes Care, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The Board of Directors recommends you vote for each to elect three class III directors for a term of either one or three years. Peyton R Howell, John F. Sheridan. The Board recommends you vote for proposals 2, 3 and 4: 2. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide phased elimination of classified board structure. 3. To ratify the appointment of Ernst & Young LLP as our independent public accounting firm for the year ending December 31, 2022.
2021. 3. To approve on a non-binding, advisory basis, the compensation of our named executive direct

d of Directors recommends you vote for each to elect directors for a term of either one year. Kim D. Blickenstaff, Myoungil Cha, Peyton R. Howell, Paulo Falcao, Kathleen McGroddy-Goetz, Christopher J. Twomey, John F. Sheridan. The Board recommends you vote for proposals 2, 3 and 4: 2. To approve the Company’s 2023 Long-Term Incentive Plan, which will replace the 2013 Stock Incentive Plan expiring on November 15, 2023. 3. To approve on a non-binding advisory basis the compensation of our named executive officers. 4. To ratify the appointment of Ernst & Young, LLP.ment of Ernst & Young LLP as our independent